Exhibit 99.1

CODE OF ETHICS

Date: May 23, 2017

Table of Contents

I.         INTRODUCTION         4

II.         GENERAL POLICY STATEMENT         4

A.         Compliance with Laws and Regulations         4

B.         Administration of the Code of Ethics         4

III. COMPANY RECORDS AND REPORTING         5

IV. PROTECTING CORPORATE ASSETS         6

V. CONFLICTS OF INTEREST         6

A.         General Policy         6

B.         Acceptance of Gifts         7

C. Giving of Gifts         8

D.         Political Contributions         8

E.         Outside Employment and Activities         8

F.         Service as Directors or Officers of Outside Companies         9

G. Personal Investment Activity         9

H. Corporate Opportunities         10

VI. OTHER STAFF MEMBER ACTIVITIES         10

A.         Personal Finances         10

B.         Overdrafts         11

C.         Acting on Behalf of Customers         11

D.         Lending Practices         11

E.         Giving Advice to Customers         11

F.         Receipt of Legal Documents or Subpoenas         12

VII. CONFIDENTIALITY         12

A.         Customer Information         12

B.         Information Regarding the Company         12

VIII. INSIDER TRADING         13

IX. COMPLIANCE AND ENFORCEMENT PROCEDURES         13

A. Complaints or Concerns Regarding Accounting or Auditing Matters         13

B. Reporting of Other Unusual, Suspicious or Illegal Activity or Suspected Violations of the Code of Ethics and Protection Against Retaliation         14

C.         Investigating Violations         15

D.         Disciplinary Action         16

X. WAIVERS         17

XI. PRIVACY         17

XII.         E-MAIL/INTERNET POLICY         17

XIII.         MISCELLANEOUS GUIDELINES FOR CONDUCT         18

A. Use of Company Letterhead and Name         18

B.         Dealings with Competitors         18

C.         Exclusive Dealings (Anti-Tying)         18

E.         Improper Influence and/or Harassment         19

XIV. ACKNOWLEDGEMENT AND ANNUAL CERTIFICATIONS         19

XV. AMENDMENTS         19

APPENDIX A         20

APPENDIX B         21

I.         INTRODUCTION

This Code of Ethics (the "Code") has been prepared to reflect the ongoing commitment of RBB Bancorp and Royal Business Bank (collectively "the Company") to maintain the highest ethical standards in all Company business. The Code is intended to reflect compliance with all applicable governmental laws, rules and regulations, including but not limited to the Sarbanes-Oxley Act of 2002 and SEC regulations promulgated thereunder. In accordance with the mandate of these laws, this Code of Ethics applies to the extent possible to all directors, officers and employees of RBB Bancorp and Royal Business Bank. More specifically, it applies equally to the President/Chief Executive Officer (the "CEO"), the Chief Financial Officer (the "CFO"), the Controller and any other senior financial officers of both RBB Bancorp and Royal Business Bank, as it does to all other officers and employees of the Company. In addition, non-employee directors of the Company arc required to comply with all provisions of the Code of Ethics that arc logically and legally capable of applying to them. Because this Code of Ethics imposes important ethical obligations on all of the Company's directors, officers and employees, it is imperative that everyone read this Code of Ethics carefully.

All employees and directors are expected to treat compliance with ethical standards, as well as laws and regulations, as a critical element of their duties and responsibilities to the Company. All employees will be required, as a condition of employment, to read this Code of Ethics and to sign the attached Acknowledgment, indicating their understanding of an agreement to comply with all of the terms of the Code. Non-employee directors are also required to do so, though not as a condition of employment. Anyone with a question regarding any aspect of the Code, whether reading it for the first time or at any time thereafter, must address their questions to the Director of Human Resources or other appropriate person as discussed further below. Nothing in the Code is intended to alter the nature of the at-will relationship which exists between the Company and all of its officers and employees pursuant to California Labor Code Section 2922. If any provision of this Code or the Company's policy conflicts with applicable laws or regulations, the one with the higher standard will apply.

II.         GENERAL POLICY STATEMENT

The Company's policy is to conduct its business in accordance with the highest ethical standards in order to comply with all applicable laws and regulations and to merit and maintain the complete confidence and trust of its customers and the public in general. Directors, officers and employees are expected to conduct all of their business and personal affairs and to manage all business transactions in a manner that reflects positively on the Company's reputation in the industry and in the communities in which it does business. The Code is intended to address business, social and personal relationships that may present potential legal and ethical concerns for anyone affiliated with the Company. It also sets forth a code of conduct to guide staff members. The term "staff member" is intended to refer to all officers, employees and (where applicable) non-employee directors of the Bank.

A.         Compliance with Laws and Regulations

The Company's policy is and has always been to comply fully with the spirit and intent of all applicable governmental laws, rules and regulations. The Company expects all staff members to exercise good judgment and to exhibit the highest standards of honest and ethical conduct at all times. All directors, officers and employees are expected to refrain from engaging in any form of illegal, dishonest or unethical conduct.

B.         Administration of the Code of Ethics

Each staff member is responsible for becoming familiar with the Code. Supervising officers are expected to make every reasonable effort to ensure that they themselves and all of their subordinate staff comply with the provisions of the Code. Any supervising officer who encounters a situation in which a subordinate staff member has failed to comply with the Code must immediately report the situation to the Director of Human Resources.

The Audit Committee (with respect to auditing and accounting related matters) and the Nominating and Governance Committee (with respect to all other matters) shall have the ultimate responsibility for determining matters of interpretation with respect to the Code, and for making all final decisions concerning disciplinary actions if applicable. The day-to-day administration and implementation of the Code, as well as the distribution of any periodic changes to the Code to staff members, shall be the responsibility of the Director of Human Resources.

If a staff member is unsure of what to do in any situation, he or she should always seek additional guidance and information before acting. Staff members should always try to use their good judgment and common sense; if something seems improper, it probably is. If a staff member has a question or concern about any accounting-related issues, he or she should ask the CFO, the Director of Human Resources or, at the staff member's option, the Chairman of the Audit Committee. For all other types of questions, the staff member should first address the question to his or her immediate supervisor. If a supervisor has a question regarding the interpretation or applicability of any provision of the Code to a particular situation, such supervisor should immediately seek the advice of the Director of Human Resources.

III. COMPANY RECORDS AND REPORTING

It is imperative that all records, data and information used and managed by the Company be kept current, accurate and complete. Each staff member is personally responsible for the integrity of the information, reports and records under his or her control. Records must be maintained with a sufficient level of detail to accurately reflect the Company's transactions.

In keeping with their legal and ethical obligations, all staff members who are involved in any manner with the preparation and/or filing of any reports or documents that the Company is required to file or submit to any governmental agency, including but not limited to the SEC, the FDIC and the Federal Reserve Board, are expected to make full, fair, accurate and timely and understandable disclosure in all such reports. In furtherance of this objective, such staff members must maintain accurate Company records and retain them in accordance with the law. This obligation to insure full, fair, accurate, timely and understandable disclosure also extends to any public communication made by the Company.

The intentional falsification or improper alteration of any of the Company's books, records, or documents will result in termination after an appropriate investigation. In addition, falsification of the Company's books and records with intent to injure or defraud the Company is a felony.

Staff members are expected to exercise good judgment and standards when creating any Company records, including e-mail. When creating any records or documents, staff members should keep in mind that such records may need to be interpreted at a later time with the benefit of hindsight and/or the potential disadvantage of imperfect recollections or the lack of availability of the author to shed light on the written records.

Staff members are required to fully cooperate with audits conducted by the Company's internal audit staff, external auditing firm or state and federal regulatory examiners. Questions raised by the auditors or examiners must be answered honestly and no adverse information may be concealed.

Staff members are required to cooperate fully with any appropriately authorized internal or external investigations. Making any false statement to or misleading of internal or external auditors, Company representatives or regulators can be a crime and may result in severe penalties. Staff members should never withhold information that may seem to raise an ethical issue, but should immediately contact their supervisor, the Director of Human Resources or the Chairman of either the Audit Committee or the Nominating and Governance Committee, depending on the nature of the issue involved.

Staff members shall follow all specified Company guidelines and procedures with respect to the retention of records. While in general records should be maintained for specified time periods in accordance with Company policy and as required by law, a staff member must never, regardless of time, destroy any records which it reasonably appears could be potentially relevant to any violation of law, any litigation, or any pending, threatened or foreseeable government investigation or proceeding.

IV. PROTECTING CORPORATE ASSETS

Staff members are responsible for safeguarding the tangible and intangible assets of the Company and its customers, and should never use Company assets for their personal benefit except as specifically permitted by the Company. Company assets include cash, securities, business plans, customer information, intellectual property (computer programs, models and other items), physical property and services. Misappropriation of corporate assets is a breach of fiduciary duty and in some cases can amount to fraud against the Company. Carelessness or waste of corporate assets can also be a breach of fiduciary duty to the Company.

Staff members should always remember that the Company's telephone, e-mail and voice mail systems are to be used primarily for business purposes, and that such systems should never be used in a way that could be harmful or embarrassing to the Company. Staff members should limit personal communications to a minimum.

V. CONFLICTS OF INTEREST

A.         General Policy

One of the purposes of this Code of Ethics is to remind all staff members of the importance of avoiding any actual or apparent conflict of interest in any transaction involving the Company. A conflict of interest is defined as a staff member's involvement in any outside interest or activity which conflicts or appears to conflict with the staff member's duties to the Company, or which may adversely affect the staff member's judgment in the performance of his or her duties.

Staff members must not engage in any personal or business conduct that has even the potential or appearance of conflicting with the interests of the Company. All staff members are required to disclose to their supervisor any potential conflict of interest, including one in which they have been unintentionally placed as a result of a business or personal relationship with a customer, supplier, business associate or competitor of the Company. (All potential new employees or directors must be asked before commencing employment or serving as a director whether they have any pre-existing relationship or investment that might present a potential conflict of interest, so that appropriate action can be taken if necessary prior to such employment or service.) The supervisor will review the situation with the next appropriate level of management and advise the staff member as to the proper course of conduct. Employees may have employment outside of the Company as long as there is no conflict of interest, it does not interfere with the employee's job performance, and the Company's Executive Officers Committee concurs that such employment does not violate the Company's conflict of interest policy before the position is accepted (see "Outside Employment and Activities" below). Contemporaneous written records of all such disclosures will be retained by the Company in keeping with all applicable legal requirements. Any supervisory employee who encounters a potential or actual conflict of interest must disclose the situation to the next appropriate level of management who will review the situation and advise the supervisory employee as to the proper course of conduct. All staff members must contact either their supervisor or the next appropriate level of management in the chain of command if they have any question about whether an apparent or actual conflict of interest exists. This consultation must occur before the staff member becomes involved in the potentially problematic transaction or situation.

B.         Acceptance of Gifts

All staff members and their immediate families are prohibited from soliciting, accepting or retaining any gift, benefit or anything of value, for themselves or for any third party, from any customer of the Company, or from any individual or organization which is either involved in a business relationship with the Company or which is seeking to establish a business relationship with the Company, except as indicated below. A benefit is defined as any type of gift, bequest, gratuity, favor, service, loan, legacy (except from a relative), fee or compensation, or anything of monetary value.

Specific exceptions to this policy may be permitted if the benefit or gift is of nominal value and there is and appears to be no reasonable likelihood that the staff member's business judgment might be compromised. In order to qualify for such exception, however, the personal benefit must be one of the following:

1.

 normal business courtesies, such as a meal, refreshment or entertainment of reasonable value, involving no more than ordinary amenities, where the giver is present and the purpose of the event is to hold bona fide business discussions;

2.

non-cash gifts of reasonable value (under $200 within a six month period) such as are typically received at holiday time or special occasions, such as in connection with the acceptance of a new job, a promotion, wedding, or retirement and which represent only an expression of friendship on the part of the giver;

3.	gifts based upon obvious family or personal relationships when the circumstances make it clear that those relationships, rather than the business of the Company, are the motivating factors;

4.    unsolicited advertising and promotional material of nominal value;

5.	awards given by charitable, educational, civic, or religious organizations meritorious contributions or service;

6.	loans from other banks or financial institutions on customary terms to finance proper and usual activities such as home mortgage loans; or

7.	discounts or rebates on merchandise or services that do not exceed those available to other customers.

Any gift or benefit offered to a staff member, other than as one of the exceptions noted above, must be reported by the staff member to his or her supervisor or to the Director of Human Resources, who will review the situation and instruct the staff member as to the appropriate action. Contemporaneous written records of all such disclosures must be retained by the Company in keeping with applicable legal requirements and Company policies.

It is important for all staff members to remember that state and federal laws make it a crime for any officer, director or employee of a federally insured bank or bank holding company, directly or indirectly, to ask or solicit, accept, receive or agree to receive anything of value, for him or herself or for any other person or entity, for or in connection with any transaction or business of the Company. Penalties for violating these laws include a fine, imprisonment, or both. Any offer of such an improper payment must be reported immediately to the staff member's supervisor or to the Director of Human Resources. Any staff member who has a question about whether anything offered to the staff member falls within this law must be directed to the staff member's supervisor or to the Director of Human Resources before the item is accepted.

C. Giving of Gifts

Staff members may not give gifts to customers under any circumstances where the gift could potentially be seen by others as consideration for any type of business favor. Any entertainment or other gifts to be offered to customers outside the normal course of business (dinner, golf where the employee is a member or the green fees are less than $200 per, sports activity where the Bank owns season tickets, etc.), which might include travel, concert tickets, etc., i.e., items not typically seen on a relationship officer's expense reimbursement claim, should be approved by that employee's immediate supervisor and, subject to their availability, from a Senior Vice President or an Executive Vice President most directly responsible for the employee and the supervisor.

All expense reimbursement claims are reviewed by the Controller for any discrepancies. If there is any question on the part of the employee with respect to whether or not approval is required, he or she should take the more conservative approach and seek such approval.

Staff members should also remember that there are strict laws restricting the giving of gifts to any government officials. No gifts to any government officials will be allowed without the prior approval of the Executive Officer's Committee.

D.         Political Contributions

It is the Company's policy to strictly comply with all applicable federal and state political campaign laws. The decision to make any political contribution or to engage in any election activity should not be taken lightly and legal counsel should be consulted before any contribution or expenditure is made. The Federal Election Campaign Act of 1971 (FECA) is administered by the Federal Elections Commission, and every federal banking agency treats compliance with the election campaign laws as a matter of supervisory interest.

While the Company believes that it is appropriate for every citizen to take an active interest in political and governmental affairs, all participation should be done solely as a private citizen. Any political contributions as a representative of the Company must be in accordance with FECA that prohibits contributions in federal elections, although contributions may be made from separate segregated funds (also called political action committees or PACs) established by the Company. For these purposes, use of any of the Company's facilities, equipment, supplies or manpower for political activities will be considered to be a contribution. Under no circumstances may the Company, Director or Officer require or solicit staff members, customers or vendors to contribute to, support or oppose any political group or candidate. The Company does not contribute to any political group or candidate.

E.         Outside Employment and Activities

Any staff member who believes outside employment is necessary and appropriate must obtain the prior written approval of the Executive Officer's Committee before accepting the position to determine if there is a conflict of interest. Under no circumstances may a staff member accept outside employment or engage in any outside activity, whether for profit or not, if the employment or activity might (i) pose a potential, actual or apparent conflict of interest; (ii) subject the Company to adverse publicity or criticism; or (iii) interfere with the staff member's performance of his or her duties or productivity on behalf of the Company.

The Company encourages individual participation in civic activities. Normally, such voluntary efforts must take place outside of regular business hours. If voluntary efforts require the use of business time, prior approval must be obtained from the staff member's supervisor and the Executive Officer's Committee.

F.         Service as Directors or Officers of Outside Companies

Officers and employees of the Company are not permitted to serve as directors or officers of any outside companies without the prior written approval of the Executive Officer's Committee. In making any decision on the permissibility of such service in specific situations, the Executive Officer's Committee shall carefully evaluate (i) the outside company's relationship to the Company, if any; (ii) any potential conflict of interest between the Company and the outside company, such as actual or potential similar product lines; and (iii) the extent to which such service would further the interests of the Company and its shareholders. If any staff member has previously accepted any such appointments or positions, he or she must immediately report the same to the supervisor and the Executive Officer's Committee of the Company, so that an appropriate decision can be made as to the possible need to discontinue such service. In the case of non-employee directors, any such outside service must be in accordance with such director's fiduciary duty to the Company and in strict compliance with all applicable laws and regulations. Prior approval by the Board or Executive Officer's Committee is not required for non-employee directors, but such directors must exercise extreme care to avoid even the appearance of any conflict of interest in such situations, and shall immediately report any such service or appointment to the Board of Directors.

G. Personal Investment Activity

While the Company does not wish to unreasonably limit staff members in their personal investment activities, it is the Company's policy that no staff member shall, at any time during their employment or affiliation with the Company, have any direct or indirect investment interest in or business relationship with (whether as a partner, shareholder, employee, independent contractor or otherwise) a competitor, supplier or customer of the Company or with any person or firm with whom the Company has any business relationship, except as described below. Likewise, staff members may not enter into any investment transaction which might create, or give the appearance of creating, a conflict of interest between the staff member and the Company or between the Company and any customer or other individual or entity with whom the Company has a business relationship. However, staff members may make investments of a passive nature in any business or venture, provided that either (i) such business or venture is not in competition, directly or indirectly, in any manner with the Company; or (ii) if such business or venture is in competition with the Company, that the amount of such investment does not exceed one percent (1%) of the issued and outstanding shares or one percent (1%) of the equity interest in such business or venture. Passive investments in excess of such amounts may be made only with the approval of the Board of Directors, in the case of a director, or of the Executive Officer's Committee, in the case of any other staff member. In addition, any investment in the securities of a customer must be made in strict accordance with the Company's Insider Trading Policy, and must be immediately reported to the CFO.

Furthermore, all employees must devote substantially all of their time and effort during normal business hours to the business of the Company. They must not become involved in any off-duty investments which will interfere with the performance of their work. While an exhaustive list of the types of impermissible investments is not practical, all staff members must refrain from directly or indirectly owning or purchasing any of the following:

1.

Real or personal property in which the Company intends to obtain an ownership interest (i.e., through purchase, foreclosure or repossession, or in a fiduciary capacity), unless offered through a third party to the general public.

2.

Stocks, bonds or other securities which have either been pledged to the Company as collateral, sold by the Company in a fiduciary capacity or issued by any entity indebted to the Company (except publicly traded securities).

Stock of any business or financial institution, in anticipation of its merger with or acquisition by the Company. Investment in the stock of any financial institution, even though made in good faith and without prior inside knowledge, should be given careful consideration because of the possible adverse publicity to the Company in the event of a subsequent merger with, or acquisition by the Company.

3.	Trust deeds, mortgages or any other liens against property in which the Company also has a security interest.

4.    Any other investments paralleling or anticipating investment action by the Company.

In addition, a staff member should not allow a customer to arrange investments for the account of the staff member or his or her immediate family, nor should the staff member become involved in investments sponsored by a customer under circumstances which might create an actual or apparent conflict of interest.

Any staff member who has any question about whether a particular investment falls within the prohibitions of this policy must contact the CFO before making the investment.

H. Corporate Opportunities

Staff members owe a duty to the Company to advance its legitimate interest when the opportunity to do so arises. Staff members are prohibited from:

•	Taking for themselves personal opportunities that are discovered through the use of corporate property, information, or position;

•    Using corporate property, information, or position for personal gain; or

•    Competing with the Company.

VI. OTHER STAFF MEMBER ACTIVITIES

A.         Personal Finances

All staff members are expected to demonstrate an ability to manage their personal finances in a responsible manner, particularly in the intelligent use of credit. Imprudent personal financial management not only may reflect poorly on the individual's ability to perform his or her responsibilities of a financial nature but may also adversely affect the staff member's job performance. Staff members and their immediate families are generally expected to borrow only from reputable organizations that regularly lend money (except for loans from personal friends and relatives). Staff members may not borrow money from their co-workers, but should discuss any financial emergency with their supervisor.

B.         Overdrafts

All staff members have an obligation to keep their checking accounts in good order. Executive officers and directors with checking accounts at Royal Business Bank are also subject to a flat overdraft prohibition under state and federal insider lending laws and regulations, and could be subject to penalties for violations under Federal Reserve Regulation O.

C.         Acting on Behalf of Customers

Staff members are not permitted to act, without the prior written approval of the Executive Officer's Committee, as an executor, administrator, trustee, guardian or conservator, or in any other fiduciary capacity for a customer of the Company. An exception to this policy may be made if the staff member acts as a fiduciary for a family member.

Staff members must not sign on customers' accounts, act as co-renters of customers' safety boxes, or otherwise represent customers, other than customers related to the staff member by blood, marriage, registered domestic partnership, or those in a committed relationship in a married lifestyle. With respect to accounts of such related parties, staff members should make no decisions outside of normal deposit and check writing activities, i.e., they should not approve overdrafts, waive service charges, etc.

D.         Lending Practices

The Company's policy is to maintain prudent lending practices. Any rate concessions shall be based primarily upon borrowers' creditworthiness and overall relationship with the Company (including related deposits of guarantors, etc.), as well as competitive bank pressures.

Staff members are not in any way to represent or exercise authority on behalf of the Company, grant direct or indirect accommodations to or make credit recommendations with respect to: members of their families; any individual or organization with which the staff member, or his or her immediate family, is associated or in which the staff member holds any financial interest.

Federal law prohibits any director, officer or employee of the Company from granting any loan or gratuity to any public bank examiner or assistant bank examiner, who either examines the Company or has authority to examine the Company.

All directors and executive officers are required to comply with state and federal insider lending laws and regulations, including Federal Reserve Regulation O. Detailed requirements concerning loans to insiders are addressed in a separate policy. Any staff member with a question regarding the propriety of a loan involving an executive officer or director should contact the Chief Credit Officer.

E.         Giving Advice to Customers

Staff members may occasionally be asked by customers to comment upon the legality of a particular transaction. Since the Company cannot practice law or give legal or tax advice, staff members must exercise care in discussing transactions with customers and must not say anything that might be interpreted as giving legal or tax advice.

F.         Receipt of Legal Documents or Subpoenas

Any staff member who receives a legal document of any kind relating to the Company, including but not limited to subpoenas, requests for documents, demand letters, summonses or correspondence from attorneys that appear to be legal in nature, shall immediately contact an executive officer for instructions. Under no circumstance shall any staff member release any confidential customer information to any outside party in response to such a request (whether oral or written) without the approval of an executive officer.

VII. CONFIDENTIALITY

A.         Customer Information

Safeguarding confidential financial information concerning the Company's customers is essential to maintaining the public trust. In addition, financial institutions are required by law to have administrative, technical and physical safeguards for sensitive customer information. The Company's policy is to require that any such confidential information acquired by a staff member through his or her employment must be held in the strictest confidence. Such information is to be held for Company purposes only and not as a basis for personal gain by any staff member. Such information must also be protected from misuse that could result in identity theft. Aside from routine credit inquires and review by the Company's auditors (including external credit review personnel) and/or regulatory examiners, information regarding a customer may generally only be released, whether to private persons or organizations, or to governmental bodies that request it, with the consent of the customer involved or upon receipt of legal process, such as a subpoena or court order.

Confidential customer information should never be discussed with anyone outside the Company, and only with those within the Company who have a legitimate business need to know. Such information should never be discussed in public places, even within the Company's offices. Staff members should be sensitive to the risk of inadvertent disclosure resulting from open doors, speaker phones, cell phones, and when transmitting confidential information by fax or other electronic media.

Lending personnel must not disclose confidential information on existing or proposed loan customers to investment personnel, without the prior written consent of the customer.

B.         Information Regarding the Company

Financial or other information regarding the Company, its operations, its customers or any aspect of its business may not to be released to any outside person or organization unless it has been published in reports to shareholders, otherwise made available to the public through authorized news releases or authorized by the CEO. All news media inquiries must be referred to the CEO or the CFO. The Company expects every employee to treat information concerning the Company and its personnel with the same confidentiality as information concerning customers of the Company and to observe, with respect to the Company, the same guidelines set forth in Paragraph A above.

C.         Confidentiality Agreements

All employees will be required to sign and adhere to the Company's Confidentiality Agreement as a condition of their employment, and to certify annually that they have complied with all provisions of the Code relating to confidential information since the date of the last certification. Non-employee directors will also be required to sign such agreement and annual certifications. The prohibition on disclosure of confidential information continues after a staff member is no longer employed by or affiliated with the Company.

VIII. INSIDER TRADING

Staff members are frequently entrusted with possession of confidential and highly sensitive information concerning the Company and its customers. As long as a staff member is aware of "material nonpublic information" relating to the Company or its customers, such staff member may not buy or sell the securities of the Company or the customer, regardless of how that information was obtained. "Material nonpublic information" is any information which could reasonably be expected to affect the price of a company's stock and has not yet been disclosed to the public. Equally important, the staff member must maintain such material nonpublic information in the strictest of confidence.

Details on insider trading restrictions, the consequences of violating such restrictions, and various requirements concerning transactions involving the Company's stock, are documented in the Company's Insider Trading Policy. All staff members have received copies of either the Insider Trading Policy or a Summary thereof, and are responsible for complying with all of its requirements. The Insider Trading Policy applies not only to the Company's officers, directors and employees but also to such persons' spouses, minor children, other relatives who live in their households, and trusts or companies which such persons control or as to whose shares of the Company's stock such persons otherwise enjoy beneficial ownership.

IX. COMPLIANCE AND ENFORCEMENT PROCEDURES

A. Complaints or Concerns Regarding Accounting or Auditing Matters

If any staff member has a complaint or concern regarding accounting, internal accounting controls or auditing matters, he or she may either contact his or her supervisor, the Director of Human Resources or the Chairman of the Audit Committee. Particularly in the case of anonymous complaints, staff members are encouraged to be as detailed as possible in order to enable the Company to investigate the situation without the benefit of discussing the matter with the staff member filing the complaint.

Treatment of Complaints by Identified Individuals. If a staff member brings a complaint to the direct attention of the Director of Human Resources, the Director will first interview the staff member to ascertain the details of the concern or complaint, and then may refer the matter to Senior Management or the Audit Committee for further investigation. The original complaint or concern, together with the results of the investigative efforts, shall be fully documented and all records concerning the complaint shall be maintained by the Company for at least seven (7) years. If a complaint or concern is elevated to the Audit Committee, the Committee shall determine what action may be required to correct the stated concern, and shall promptly cause any necessary corrective action to be taken. If the matter requires investigation by any outside parties such as accountants, independent counsel or any other consultants or professionals, the Audit Committee shall have the authority to retain the services of such additional persons as may be required to fully investigate and/or correct the situation. Staff members may also contact the Chairman of the Audit committee directly.

Treatment and Procedures for Anonymous Complaints. If a staff member wishes to file a complaint or concern regarding suspected ethics violations, he or she may do so on a strictly anonymous basis through the use of the Whistleblower hotline. The Whistleblower hotline can be accessed via any personal computer connected to the Internet at http://www.openboard.info/RBB/, via email at RBB@openboard.info. Alternatively, the Whistleblower hotline can be used by dialing 866-296-8657. Staff members have a choice as to whether to identify themselves or submit complaints or concerns anonymously, and the software is designed to assume that complaints will be anonymous unless the staff member specifically confirms on multiple occasions that he or she wishes to have his or her identity known.

All submissions received in this manner will be reviewed by designated report recipients, including the Audit Committee Chairman, and if appropriate referred to the full Audit Committee at its next regularly scheduled meeting. Any potential report recipient named in a report will not receive that report. Depending on the urgency involved in the concern expressed, a special meeting of the Audit Committee could be called to address the issue. The Company and/or its Audit Committee shall make every attempt to fully investigate and promptly correct any matters identified in such anonymous submissions. The original anonymous complaint or concern, together with the results of any investigative efforts, shall be fully documented and all records concerning the complaint shall be maintained by the Company for at least seven (7) years.

B. Reporting of Other Unusual, Suspicious or Illegal Activity or Suspected Violations of the Code of Ethics and Protection Against Retaliation

What Must Be Reported. Directors, officers and employees must promptly report any unusual, suspicious or illegal activity or suspected violations of the Code. Failure to report a violation can lead to disciplinary action against the person who failed to report the violation which may be as severe as the disciplinary action against the person who committed the violation. Unusual, suspicious or illegal activity may include illegal acts (such as fraud or misappropriation of funds), harassment or coercive acts, obstruction of proper bank reporting, violations of the Bank Secrecy/USA Patriot Act (such as money laundering, funds transfers to specially designated nationals or structuring transactions to avoid reporting requirements) or any other violations of the Code.

If a staff member believes that he or she has violated the Code or any applicable law or regulation, he or she must report the violation so that the Company can take appropriate action. The fact that the staff member has reported the violation will be given consideration in determining appropriate disciplinary action, if any. In many cases, a prompt report of a violation can substantially reduce the adverse consequences of a violation for all involved.

If a staff member becomes aware that another staff member, of whatever level of seniority, has, in all likelihood, violated the Code, including any law or regulation applicable to the Company's businesses, that staff member has a duty to report that suspected violation so that the Company can take steps to rectify the problem and prevent a recurrence. The staff member has a duty to report the suspected violation as long as he or she believes that a violation occurred. Absolute certainty is not the standard. If a staff member has any question about his or her obligation in a particular situation, he or she should contact his or her immediate supervisor or the Director of Human Resources.

Reporting Procedures. Normally, (except in the case of auditing or accounting related matters, which are discussed in Section IX.A. above) a suspected violation of this Code by a staff member other than a director or an executive officer should be reported to the supervisor of the employee who commits the violation. Suspected violations by an employee concerning the Bank Secrecy/USA Patriot Act should be reported immediately to the reporting employee's supervisor, who will in turn report the violation directly to the Bank's BSA Officer. However, a staff member may instead report the possible violation to his or her own supervisor or to the Director of Human Resources. Any supervisor who receives a report of suspicious or illegal activity from a staff member must immediately notify his or her manager, divisional executive, or the Director of Human Resources.

A suspected violation of the Code by a director or executive officer not involving audit or accounting related matters should be reported to the Chairman of the Nominating and Governance Committee. However, if a staff member believes that in a particular situation it would not be appropriate to report such a suspected violation to this person, the staff member may instead report to the Chairman of the Audit Committee, or to any other executive officer or director of the Company to whom the staff member believes it would be appropriate to report the possible violation.

Reports by staff members may be made anonymously, at the choice of the individual making the report. All reports made under these procedures will be handled with the maximum degree of confidentiality, and information from the report will be shared only to the extent necessary to conduct a complete and fair investigation. All such reports will be promptly reviewed and resolved. Detailed procedures for handling complaints or concerns concerning non-audit or accounting related matters are set forth in the "Problem Solving" section of the Bank's Employee Handbook.

Protection Against Retaliation. Retaliation in any form against an individual who makes a good faith report of a suspected violation of the Code or of law (even if the report is mistaken), or against anyone who assists in the investigation of a reported violation, is itself a serious violation of the Code. Acts of retaliation will not be tolerated and should be reported immediately. The Director of Human Resources, the Nominating and Governance Committee or the Audit Committee, as appropriate (depending on the nature of the allegations and positions of the individuals involved), will conduct a full investigation. After reviewing all the evidence, the Company will make a determination concerning whether reasonable grounds exist to believe that retaliation occurred and will take appropriate disciplinary action against anyone engaging in retaliatory conduct.

In addition, any staff member who discourages or prevents other staff members from making such reports or seeking the help or assistance they need, will be subject to disciplinary action.

False Accusations. It is very important that the process for reporting suspected violations not be used improperly or in bad faith to make false accusations against any Company personnel. However, since the Company wants to encourage employees to come forward when they suspect that inappropriate conduct has occurred, it will not take disciplinary action against a staff member for coming forward unless there is evidence that the staff member knowingly provided false information. The mere fact that a staff member's suspicions prove to be unfounded will not lead to discipline.

The Company will make every effort to assure that complaints are investigated thoroughly and that no disciplinary actions are taken based solely on unsubstantiated allegations. Particularly in the case of anonymous allegations, any disciplinary actions must be based upon documentary or other corroborating evidence of misconduct, and the subject of the investigation must be given an opportunity to provide an explanation of any suspicious circumstances if desired. However, the decision by the Director of Human Resources, the Nominating and Governance Committee or the Audit Committee, as appropriate (again depending on the individuals and allegations involved), after conducting its investigation, will be final and binding.

C.         Investigating Violations

With respect to any suspected violations not involving accounting or audit related matters, the Director of Human Resources together with other appropriate members of management, and legal counsel, if necessary, shall develop and maintain standard procedures for documenting all allegations received, evaluating and investigating allegations and documenting the conclusions of that process. The Nominating and Governance Committee shall receive at least annually, or more often as the Director of Human Resources deems appropriate, a list of all such alleged violations and the outcome of the inquiry or investigation thereof and shall have access to all reports prepared regarding alleged violations of the Code.

Any suspected violations or concerns regarding accounting or audit related matters will be investigated promptly and directly by the Audit Committee in accordance with Section IX.A above.

D.         Disciplinary Action

The Company shall consistently enforce this Code of Ethics through appropriate means of discipline. Any staff member who violates any provision of the Code may be subject to discipline, up to and including termination if appropriate. Suspected violations of the Code involving auditing or accounting related matters shall be promptly reported to the Audit Committee. The Audit Committee shall determine, through consistently enforced procedures, whether such violations of the Code have occurred and, if so, shall determine the disciplinary measures to be taken against any staff member who has violated the Code. In the case of suspected violations not involving auditing or accounting related matters, similar procedures shall be enforced by the Executive Officers Committee or the Nominating and Governance Committee, depending on the position or level of the individual involved.

The disciplinary measures, which may be invoked at the discretion of the Audit Committee, the Nominating and Governance Committee or the Executive Officers Committee, as appropriate, include, but are not limited to, counseling, oral or written reprimands, warnings, probation or suspension without pay, demotions, reductions in salary, termination of employment and restitution.

Among other things, and without limitation to the following, staff members may be disciplined for:

•    Committing, authorizing, or directing an illegal act.

•	Failing to exercise proper compliance oversight, tolerating illegal conduct, or approving or condoning violations, if acting as a supervisor of another employee of the Company.

•	Failing to report illegal business conduct or violations of the Code of which he or she directly knows or observes.

•	Discouraging another director, officer, or employee from reporting a violation of law or of the Code.

•	Improperly disclosing the identity of a person who reports a violation of the Code.

•	Withholding material information regarding a violation when requested to provide such information.

•	Retaliating or condoning retaliation against any director, officer, or employee of the Company who reports such a violation.

As examples, the following are not valid excuses for failing to comply with the law and/or the Code and, as such, will not avoid disciplinary measures under this Code:

•	"A supervisor suggested, asked or demanded that 1 do the illegal, unethical or improper act."

•    "1 thought the conduct was standard practice in our business."

•    "It was a business necessity because it would have cost more to act properly."

•	"I misinterpreted or misunderstood the law or the Code and did not seek the advice of my supervisor or the Director of Human Resources."

X. WAIVERS

Any waivers of the Code for executive officers or directors may be made only by the Board of Directors, and must be promptly filed and/or disclosed to the public as required by all applicable securities or other laws, rules or regulations or the requirements applicable to any exchange or system upon which Company's securities are listed, quoted or traded. Any waivers of the Code for other personnel may be made by the Executive Officers Committee.

XI. PRIVACY

In order to assure access at all times to Company property, and because employees may not always be available to produce various documents, records, files, or other items in their possession in the ordinary course of business, the Company reserves the right to conduct inspections or searches of the Company's premises at any time without the consent of and without advance notice to the employee.

The Company's premises include all locations owned or leased by the Company or under the control of the Company, including office space, parking lots, closets, storage areas, and lockers. Company property includes all tangible and intangible personal property of the Company, including without limitation, all furniture, equipment, file cabinets, computer hardware and software, licenses and copyrights. The foregoing includes all communications and transmissions of any kind, including all information stored on any hardware, software, removable media, voice mail, e-mail, Company issued cell phones and blackberry or similar devices, and all other communication media.

Searches and inspections may include an employee's office, desk, file cabinets, closet, locker, computer files, whether contained on a hard drive or removable media, including past and present e-mail communications, and similar places where the Company property may be located, whether or not such places are locked. Accordingly, employees should have no expectation of privacy concerning their office, work station, work area, desks, closets and/or file cabinets assigned to them.

Employees are prohibited from using the code of another employee to gain access to that individual's corporate e-mail, voice mail, or computer system.

XII.         E-MAIL/INTERNET POLICY

The Company promotes the use of technology and provides employees with access to e-mail and the Internet (collectively, "on-line services").

Although occasional use of on-line services for personal, non-business use is acceptable, employees are not allowed to use them for any significant amount of personal use.

All messages and information sent by an employee to others, including customers, via on-line services may reflect on the Company. Employees are prohibited from using the Company's on-line services in any way that might be considered inappropriate, unwelcome, disruptive or offensive to others, including customers, vendors and other employees.

Inappropriate transmission includes, but is not limited to, sexually explicit messages, offensive language, and ethnic, racial, and gender-specific slurs. Any employee who abuses the privilege of access to and use of on-line services may be subject to disciplinary action up to and including discharge.

The Company reserves the right to review all electronic files and messages and to monitor usage to the extent necessary to ensure that on-line services are used in compliance with the law and with the Company's policy. Employees must provide reasonable assistance to the Company if so requested as part of such monitoring. Employees should have no expectation of privacy concerning their use of Company's e-mail system or other on-line services. By executing receipt of this Code of Ethics, employee acknowledges and authorizes such monitoring of usage.

Employees (other than those specifically authorized by the Company to monitor electronic files and communications in accordance with the previous paragraph) must respect the confidentiality of all on-line service communications and may not read, revise, or monitor the communications of other employees or third parties, including customers, except with the approval of management. However, as stated above, employees must recognize that their own usage of on-line services is subject to review by the Company and, therefore, is not confidential as to the Company.

Further details on this subject are documented in the Company's Acceptable Use Policy and Procedures. It is the responsibility of each employee to read, become familiar with, and abide by, the contents of that policy and the procedures outlined therein.

XIII.         MISCELLANEOUS GUIDELINES FOR CONDUCT

A. Use of Company Letterhead and Name

Staff members are not permitted to use official stationery for either personal correspondence or other non-job related purposes. They must exercise care and good judgment to avoid the use of the Company's name in any manner that may imply endorsement by the Company of any outside activity or product, or make reference that they are an employee of RBB Bancorp or Royal Business Bank in matters of personal dispute.

B.         Dealings with Competitors

The Company's policy is to require staff members to observe fair and ethical conduct in dealing with the Company's competitors. Making disparaging remarks regarding the Company's competitors is considered unprofessional and inappropriate. In addition, circulating false rumors about a financial institution's condition is a crime. The Company's strategy is to emphasize the quality and competence of its staff and services. Staff members are prohibited from involving the Company in arrangements with its competitors which provide for the setting or controlling of rates, prices or marketing policies. Staff members shall also comply with the provisions of Section VII concerning confidentiality in any discussions they may have with competitors.

C.         Exclusive Dealings (Anti-Tying)

As a matter of policy, the Company does not condition the sale of services to a customer upon the requirement that the customer purchase other services from the Company or refrain from dealing with other suppliers of such services. Tying the availability of credit to the purchase of insurance offered by the financial institution or one of its affiliates is prohibited under federal law. However, such tying prohibitions do not prevent an institution from informing a customer that insurance is required in order to obtain a loan or that loan approval is contingent on the customer obtaining acceptable insurance.

Structuring of transactions, especially cash transactions, on behalf of customers or relatives to avoid Currency Transaction Report ("CTR") filings by the Bank is strictly prohibited. Any type of obstruction to prevent adverse reporting by the Bank to state or federal agencies will result in dismissal immediately following an appropriate investigation. Willful blindness by a bank officer of money laundering activities is a crime under 18 USC 1956 and 1957, punishable by fines up to $500,000 and incarceration of up to five years. Detailed information concerning CTRs and related matters is contained in the Bank's Bank Secrecy Act Policy.

E.         Improper Influence and/or Harassment

As described more fully in the Company's Employee Handbook, improper influence, coercion or harassment (including sexual harassment) of employees is strictly prohibited. The Company will not tolerate any coercion or harassment of an employee, including sexual harassment, any use of influence to participate in illegal or improper activity, or any other improper acts. Any such activity will subject the offending employee to termination after a thorough and complete investigation.

XIV. ACKNOWLEDGEMENT AND ANNUAL CERTIFICATIONS

This Code of Ethics augments the Employee Handbook. Staff members are required to acknowledge their understanding of the Code by signing and dating such on the next page and returning this acknowledgement to the Director of Human Resources. All staff members are also required to certify annually (i) that they are familiar with the provisions in the Code concerning disciplinary measures which may be taken for violations of the Code, (ii) that they have complied with all provisions of the Code relating to confidential information since the date of the last certification and to the best of their knowledge have not violated any other provisions of the Code during that time; and (iii) that they are not aware of any violations of the Code by any other staff members during that time. The form of annual certification is attached hereto as Exhibit "A."

XV. AMENDMENTS

The Code may be amended from time to time by action of the Board of Directors. The Company shall promptly notify all staff members of any material amendments, and shall promptly post all amendments on the Company's website.

Appendix A

RECEIPT AND ACKNOWLEDGEMENT CONCERNING CODE OF ETHICS

I acknowledge that I have received the Code of Ethics for RBB Bancorp and Royal Business Bank (collectively, the "Company"). I acknowledge my obligation to read, understand, and abide by its contents. I further acknowledge and agree that:

The Code of Ethics is intended to provide a general overview of the Company's standards for ethical conduct and related matters and does not necessarily represent all such policies and practices in force at any particular time. It is, however, my obligation to comply with any and all current and/or future written or verbal policies, practices, rules, regulations, and directives issued by the Company. It is also my obligation to contact either my supervisor, an executive officer, the Director of Human Resources or the Chairman of either the Audit Committee or the Nominating and Governance Committee, as appropriate, if 1 have any questions whatsoever concerning the Code of Ethics or the propriety of any behavior or situation concerning the Company.

I understand and acknowledge that I have a duty to report any violations by either myself or others to one of the individuals identified in the preceding paragraph.

Neither this Code of Ethics nor any other official or unofficial written or verbal statement or practices of the Company creates, or is intended to create, an express or implied contract, covenant, promise, or representation that employment, or any particular assignment or position, will continue for any specified period of time.

The Company reserves the sole right to add, revise, or rescind any policy, practice, benefit, assignment, position, work schedule, wage or any other working condition at any time except that any such modification shall not alter my right nor the right of RBB Bancorp and/or Royal Business Bank to terminate my employment at-will.

No officer, manager, employee, or representative of RBB Bancorp or Royal Business Bank other than the Board of Directors has authority to enter into any valid or binding agreement different than what is stated in this acknowledgement. To be valid, any such agreement must be in writing and adopted by the Board of Directors.

Date:

Director/Employee Name (Please Print)

Director/Employee Signature

Appendix B

ANNUAL CERTIFICATION CONCERNING CODE OF ETHICS

I hereby certify that I have received the Code of Ethics for RBB Bancorp and Royal Business Bank (the "Code"). I acknowledge my obligation to read, understand, and abide by its contents, and I am familiar with the provisions in the Code concerning disciplinary measures which may be taken for violations of the Code. I further certify that:

I have complied with all provisions of the Code relating to confidential information since
         ,         [date of last certification], and to the best of my knowledge have not violated any other provisions of the Code since that date.

I understand and acknowledge that I have a duty to report any violations of the Code by anyone to my supervisor, an executive officer, the Director of Human Resources, or other appropriate person as set forth in Section IX.B. of the Code, and that failure to report a violation can lead to disciplinary action, up to and including termination, against the person who failed to report the violation which may be as severe as the disciplinary action against the person who committed the violation. I am not aware of any violations of the Code by any other staff member since         ,         [date of last certification].

Date:_______________________                                    ______________________________________                                                                        Director/Employee Name (Please Print)

Director/Employee Signature